Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement File Nos. 33-40356, 33-52635, 33-58409, 333-25569, 333-80945, 333-32416, 333-56806, 333-83498, 33-52637, 333-83420, 33-58407, 333-61488, 333-61490, 333-83418, 333-66169, 333-80943, 333-88669, 333-37898, 333-40354, 333-47656, 333-56356, 333-108245, 333-94977, 333-91972 and 333-108247 of our reports dated December 1, 2003, with respect to the consolidated financial statements and schedule of ADC Telecommunications, Inc. and subsidiaries for the year ended October 31, 2003 included in this Form 10-K.

/s/ Ernst & Young LLP

Minneapolis, Minnesota,
January 14, 2004